UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2007

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Notification of Late Filing on Form 12b-25 filed with the Securities and Exchange Commission by Electronics For Imaging, Inc. (“EFI” or the “Company”) on May 11, 2007 and the Current Report on Form 8-K filed with the Securities and Exchange Commission by EFI on April 23, 2007, the Nasdaq Listing Qualifications Panel (the “Panel”) previously granted EFI’s request for continued listing on The Nasdaq Stock Market, subject to the following conditions: (1) by May 14, 2007, EFI must have submitted additional information to Nasdaq regarding the results of EFI’s internal review of its historical equity award practices and related accounting; (2) by or before May 14, 2007, EFI must have filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and all necessary restatements of its prior financial statements; and (3) on or before July 16, 2007, EFI must file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2006. In granting the extension, the Panel noted that the May 14, 2007 and July 16, 2007 deadlines represented the full extent of the Panel’s authority to grant exceptions with respect to EFI’s late filings and that, should EFI be unable to meet the revised filing deadlines established by the Panel, the Panel would issue a final determination to delist EFI’s securities and, unless the Nasdaq Listing and Hearing Review Council (the “Listing Council”) issued a stay, would suspend trading of the Company’s securities on The Nasdaq Stock Market.

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2007, based on information obtained by the Special Committee of EFI’s Board of Directors relating to a portion of the historical option grants under review and EFI’s expectation that the difference in measurement dates for the grants will result in material non-cash, stock-based compensation expense, EFI expects to restate previously issued financial statements as necessary. EFI is currently working on the anticipated restatement and plans to become current in its public filings with the Securities and Exchange Commission as soon as practicable. As such, EFI was unable to comply with the May 14, 2007 deadlines established by the Panel.

On May 14, 2007, the Listing Council notified EFI that, pursuant to its discretionary authority under Nasdaq Marketplace Rule 4807(b), the Listing Council had called for review the decision of the Panel regarding EFI’s case and stayed any action by the Panel to suspend the Company’s securities from trading on The Nasdaq Stock Market pending further action by the Listing Council. On May 15, 2007, the Panel notified EFI that it had determined to delist the Company’s securities, which ordinarily would have resulted in the suspension of the Company’s securities effective on May 17, 2007. However, because the Listing Council called EFI’s case for review and stayed any action by the Panel, the determination will not result in a suspension of trading of the Company’s securities on The Nasdaq Stock Market at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 18, 2007	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer